Exhibit 99.2
First Quarter 2006
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its annual report on Form 10-K dated December 31, 2005, as amended; future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the Company’s ability to obtain financing or self-fund the development or acquisition of additional multifamily rental and for-sale housing; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company’s condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with environmental and other regulatory matters, including the Americans with Disabilities Act and the Fair Housing Act; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the company’s annual report on Form 10-K, as amended, dated December 31, 2005 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K, as amended, under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended
	March 31,
	2006	2005
Revenues
Rental	$70,062	$65,855
Other property revenues	4,066	3,560
Other	65	71

Total revenues	74,193	69,486

Expenses
Property operating and maintenance (exclusive of items shown separately below)	34,078	32,592
Depreciation	16,674	18,364
General and administrative (1)	4,426	4,390
Investment, development and other (2)	1,708	1,530

Total expenses	56,886	56,876

Operating Income	17,307	12,610

Interest income	120	165
Interest expense	(13,432)	(14,998)
Amortization of deferred financing costs	(935)	(1,688)
Equity in income of unconsolidated real estate entities	312	147
Other income (3)	1,149	5,267
Minority interest in consolidated property partnerships	(29)	113
Minority interest of common unitholders	(63)	17

Income from continuing operations	4,429	1,633

Discontinued operations (4)
Income from discontinued operations, net of minority interest	(19)	2,706
Gains on sales of real estate assets, net of minority interest and provision for income taxes	391	337

Income from discontinued operations	372	3,043

Net income	4,801	4,676
Dividends to preferred shareholders	(1,909)	(1,909)

Net income available to common shareholders	$2,892	$2,767

Per common share data — Basic (5)
Income (loss) from continuing operations (net of preferred dividends)	$0.06	$(0.01)
Income from discontinued operations	0.01	0.08

Net income available to common shareholders	$0.07	$0.07

Weighted average common shares outstanding – basic	41,881	40,167

Per common share data — Diluted (5)
Income (loss) from continuing operations (net of preferred dividends)	$0.06	$(0.01)
Income from discontinued operations	0.01	0.08

Net income available to common shareholders	$0.07	$0.07

Weighted average common shares outstanding – diluted	42,653	40,167

Dividends declared	$0.45	$0.45

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)

(1)	Beginning in the fourth quarter of 2005, the Company reclassified certain expenses previously reported as general and administrative expenses to property operating and maintenance expenses and investment, development and other expenses on the accompanying statements of operations. Prior period amounts have been reclassified to conform to this presentation. The reclassified expenses primarily included certain investment group functions and long-term, stock-based compensation and benefits expenses associated with property management and investment and development group activities.

(2)	Investment, development and other expenses for the three months ended March 31, 2006 and 2005 include investment group expenses, development personnel and associated costs not allocable to development projects and certain sales and marketing costs associated with for-sale developments which are not capitalized.

(3)	In the three months ended March 31, 2006, one of the Company’s derivative financial instruments, previously accounted for as a cash flow hedge, became ineffective under generally accepted accounting principles. As a result, the net increase in the market value of this derivative during the period of $1,149 was recognized in the consolidated statement of operations. Subsequent to March 31, 2006, the Company terminated the derivative instrument and entered into a new cash flow hedge which is expected to eliminate the future income statement volatility of the instrument. In the three months ended March 31, 2005, the Company sold its investment in Rent.com, a privately-held internet leasing company, and recognized a gain of $5,267.

(4)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three months ended March 31, 2006, income from discontinued operations included the operating results of one apartment community, containing 696 units, and one condominium conversion community classified as held for sale at March 31, 2006. For the three months ended March 31, 2005, income from discontinued operations included the operating results of one apartment community and one condominium conversion community classified as held for sale at March 31, 2006, six communities sold in 2005 and one condominium conversion community through its sell-out date in 2005.

The operating revenues and expenses of these communities for the three months ended March 31, 2006 and 2005 were as follows:

	Three months ended
	March 31,
	2006	2005
Revenues
Rental	$1,934	$8,856
Other property revenues	217	853

Total revenues	2,151	9,709

Expenses
Property operating and maintenance (exclusive of items shown separately below)	775	3,932
Depreciation	781	1,168
Interest	615	1,725
Minority interest in consolidated property partnerships	—	14

Total expenses	2,171	6,839

Income (loss) from discontinued operations before minority interest	(20)	2,870
Minority interest	1	(164)

Income (loss) from discontinued operations	$(19)	$2,706

In addition, for the three months ended March 31, 2006 and 2005, gains on sales of real estate assets include net gains of $401 ($391 net of minority interest and provision for income taxes) and $358 ($337 net of minority interest and provision for income taxes), respectively, from condominium sales at the Company’s condominium conversion communities. A summary of revenues and costs and expenses of condominium activities for the three months ended March 31, 2006 and 2005 was as follows:

	Three months ended
	March 31,
	2006	2005
Condominium revenues, net	$2,788	$3,296
Condominium costs and expenses	(2,387)	(2,938)

Gains on condominium sales, before minority interest and income taxes	401	358
Minority interest	(10)	(21)
Provision for income taxes	—	—

Gains on condominium sales, net of minority interest	$391	$337

(5)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of March 31, 2006, there were 43,787 units of the Operating Partnership outstanding, of which 42,868, or 97.9%, were owned by the Company. For the three months ended March 31, 2005, the potential dilution from the Company’s outstanding stock options and awards of 219 was antidilutive to the continuing operations per share calculation. As such, these amounts were excluded from weighted average shares and units and the income (loss) per share calculations for the three months ended March 31, 2005.

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended
	March 31,
	2006	2005
Net income available to common shareholders	$2,892	$2,767
Minority interest of common unitholders – continuing operations	63	(17)
Minority interest in discontinued operations (1)	9	185
Depreciation on wholly-owned real estate assets, net (2)	16,833	18,749
Depreciation on real estate assets held in unconsolidated entities	225	297
Gains on sales of real estate assets, net of provision for income taxes – discontinued operations	(401)	(358)
Incremental gains on condominium sales, net of provision for income taxes (3)	401	358
Gains on sales of real estate assets – unconsolidated entities	(25)	—
Incremental gains on condominium sales – unconsolidated entities (3)	(48)	—

Funds from operations available to common shareholders and unitholders, as defined (A)	19,949	21,981
Gain on sale of technology investment	—	(5,267)

Funds from operations available to common shareholders and unitholders, excluding certain items and charges (B)	$19,949	$16,714

Funds from operations available to common shareholders and unitholders, as defined	$19,949	$21,981
Recurring capital expenditures	(2,054)	(1,958)
Non-recurring capital expenditures	(723)	(902)
Straight-line adjustment for ground lease expenses	309	317

Adjusted funds from operations available to common shareholders and unitholders (4) (C)	17,481	19,438
Gain on sale of technology investment	—	(5,267)

Adjusted funds from operations available to common shareholders and unitholders, excluding certain items and charges (4) (D)	$17,481	$14,171

Per Common Share Data – Basic
Funds from operations per share or unit, as defined (A÷F)	$0.46	$0.52
Adjusted funds from operations per share or unit (4) (C÷F)	$0.41	$0.46
Funds from operations per share or unit, excluding certain items and charges (B÷F)	$0.46	$0.39
Adjusted funds from operations per share or unit, excluding certain items and charges (4) (D÷F)	$0.41	$0.33
Dividends declared (E)	$0.45	$0.45
Weighted average shares outstanding	41,881	40,167
Weighted average shares and units outstanding (F)	42,935	42,614

	Three months ended
	March 31,
	2006	2005
Per Common Share Data – Diluted
Funds from operations per share or unit, as defined (A÷G)	$0.46	$0.51
Adjusted funds from operations per share or unit (4) (C÷G)	$0.40	$0.45
Funds from operations per share or unit, excluding certain items and charges (B÷G)	$0.46	$0.39
Adjusted funds from operations per share or unit, excluding certain items and charges (4) (D÷G)	$0.40	$0.33
Dividends declared (E)	$0.45	$0.45
Weighted average shares outstanding (5)	42,653	40,386
Weighted average shares and units outstanding (5) (G)	43,707	42,833

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. See page 17 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $495 and $701 for the three months ended March 31, 2006 and 2005, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)	Diluted weighted average shares and units include 219 shares and units, for the three months ended March 31, 2005 that were antidilutive to the income (loss) per share computations under generally accepted accounting principles.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold, under rehabilitation and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 51 communities containing 18,787 apartment units which were fully stabilized as of January 1, 2005, is summarized as follows:

	Three months ended
	March 31,
	2006	2005	% Change
Rental and other revenues	$63,339	$60,200	5.2%
Property operating and maintenance expenses (excluding depreciation and amortization)	24,296	23,767	2.2%

Same store net operating income	$39,043	$36,433	7.2%

Capital expenditures (1)
Recurring
Carpet	$710	$588	20.7%
Other	1,245	901	38.2%

Total recurring	1,955	1,489	31.3%
Non-recurring	413	480	(14.0)%

Total capital expenditures (A)	$2,368	$1,969	20.3%

Total capital expenditures per unit (A ÷ 18,787 units).	$126	$105	20.0%

Average monthly rental rate per unit (2)	$1,111	$1,079	3.0%

(1)	See Table 3 on page 28 for a reconciliation of these segment components of property capital expenditures to total recurring capital expenditures and total non-recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. Beginning in the fourth quarter of 2005, the Company adjusted its stated market rents at the majority of its communities to be more reflective of current market conditions. The impact of this change is estimated to have reduced the average monthly rental rate per unit by less than 1% for the three months ended March 31, 2006.

Same Store Operating Results by Market –
Comparison of 2006 to 2005
(Increase (decrease) from same period in prior year)

	Three months ended
	March 31, 2006
				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	3.0%	1.4%	4.0%	1.4%
Dallas	5.2%	4.4%	5.9%	0.6%
Tampa	8.3%	(0.8)%	14.4%	1.5%
Washington, DC	5.3%	0.3%	8.1%	—
Charlotte	9.2%	2.4%	12.6%	3.6%
Houston	8.9%	1.3%	17.1%	6.3%
New York	9.5%	17.5%	5.6%	1.1%
Orlando	9.9%	(3.8)%	21.9%	1.7%

Total	5.2%	2.2%	7.2%	1.4%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.
Same Store Occupancy by Market

			Average Economic
		% of NOI	Occupancy (1)		Physical
		Three months ended	Three months ended		Occupancy
	Apartment	March 31,	March 31,		at March 31,
Market	Units	2006	2006	2005	2006 (2)
Atlanta	9,110	43.8%	94.0%	92.6%	94.3%
Dallas	3,607	15.1%	93.6%	93.0%	93.7%
Tampa	1,883	11.0%	99.1%	97.6%	98.8%
Washington, DC	1,703	13.6%	97.0%	97.0%	95.9%
Charlotte	1,065	6.1%	96.0%	92.4%	96.6%
Houston	837	3.5%	95.7%	89.4%	93.8%
New York	337	5.4%	96.3%	95.2%	96.4%
Orlando	245	1.5%	99.0%	97.3%	96.3%

Total	18,787	100.0%	95.2%	93.8%	94.9%

(1)	The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts would have been 94.5% and 92.8% for the three months ended March 31, 2006 and 2005, respectively. For the three months ended March 31, 2006 and 2005, net concessions were $287 and $456, respectively, and employee discounts were $171 and $144, respectively. Beginning in the fourth quarter of 2005, the Company adjusted its stated market rents at the majority of its communities to be more reflective of current market conditions. The impact of this change is estimated to have increased the computed average economic occupancy amounts by less than 1% for the three months ended March 31, 2006.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Same Store Sequential Comparison

	Three months ended	Three months ended
	March 31, 2006	December 31, 2005	% Change
Rental and other revenues	$63,339	$63,115	0.4%
Property operating and maintenance expenses (excluding depreciation and amortization)	24,296	23,111	5.1%

Same store net operating income (1)	$39,043	$40,004	(2.4)%

Average economic occupancy	95.2%	95.7%	(0.5)%

Average monthly rental rate per unit	$1,111	$1,102	0.8%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.
Sequential Same Store Operating Results by Market –
Comparison of First Quarter of 2006 to Fourth Quarter 2005
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	(0.8)%	5.2%	(4.0)%	(1.0)%
Dallas	(0.1)%	1.7%	(1.6)%	(0.3)%
Tampa	3.3%	0.5%	5.0%	0.7%
Washington, DC	0.9%	9.2%	(2.9)%	(0.1)%
Charlotte	1.8%	9.3%	(1.4)%	(0.1)%
Houston	1.7%	11.1%	(5.7)%	(1.2)%
New York	1.3%	14.7%	(4.6)%	—
Orlando	1.5%	(2.9)%	4.8%	0.7%
Total	0.4%	5.1%	(2.4)%	(0.5)%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	March 31,	December 31,
	2006	2005
	(Unaudited)
Assets
Real estate assets
Land	$266,323	$266,914
Building and improvements	1,741,971	1,789,479
Furniture, fixtures and equipment	199,853	207,497
Construction in progress	68,935	47,005
Land held for future development	89,613	62,511

	2,366,695	2,373,406
Less: accumulated depreciation	(515,942)	(516,954)
For-sale condominiums (1)	39,969	38,338
Assets held for sale, net of accumulated depreciation of $18,109 and $0 at March 31, 2006 and December 31, 2005, respectively (2)	90,772	4,591

Total real estate assets	1,981,494	1,899,381
Investments in and advances to unconsolidated real estate entities	23,342	26,614
Cash and cash equivalents	9,765	6,410
Restricted cash	5,475	4,599
Deferred charges, net	10,815	11,624
Other assets	35,138	32,826

Total assets	$2,066,029	$1,981,454

Liabilities and shareholders’ equity
Indebtedness	$1,039,948	$980,615
Accounts payable and accrued expenses	58,135	58,474
Dividend and distribution payable	19,704	19,257
Accrued interest payable	10,726	5,478
Security deposits and prepaid rents	11,105	9,857

Total liabilities	1,139,618	1,073,681

Minority interest of common unitholders in Operating Partnership	17,522	26,764

Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2 % Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8 % Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
42,868 and 41,394 shares issued, 42,868 and 41,394 shares outstanding at March 31, 2006 and December 31, 2005, respectively	429	414
Additional paid-in capital	844,431	803,765
Accumulated earnings	69,907	86,315
Accumulated other comprehensive income (loss)	(3,973)	(4,208)
Deferred compensation	—	(3,625)

	910,823	882,690
Less common stock in treasury, at cost, 50 and 44 shares at March 31, 2006 and December 31, 2005, respectively	(1,934)	(1,681)

Total shareholders’ equity	908,889	881,009

Total liabilities and shareholders’ equity	$2,066,029	$1,981,454

(1)	Consists of 349 units at two communities being converted into for-sale condominiums through the Company’s taxable REIT subsidiaries.

(2)	Consists of one community, originally containing 127 units, reflected in discontinued operations, which is being converted into for-sale condominiums through the Company’s taxable REIT subsidiaries and one apartment community, containing 696 units, classified as held for sale in the first quarter of 2006.

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
Summary of Outstanding Debt at March 31, 2006

			Weighted Average Rate (1)
			Three months ended March 31,
		Percentage
Type of Indebtedness	Balance	of Total	2006	2005
Unsecured fixed rate senior notes	$435,000	41.83%	6.49%	6.96%
Secured tax exempt variable rate notes (2)	28,495	2.74%	3.73%	2.51%
Secured conventional fixed rate notes	364,543	35.05%	6.25%	6.26%
Lines of credit	211,910	20.38%	4.98%	3.06%

	$1,039,948	100.00%	6.02%	5.61%

		Percentage
	Balance	of Total Debt
Total fixed rate debt	$799,543	76.88%
Total variable rate debt	240,405	23.12%

Total debt	$1,039,948	100.00%

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
Remainder of 2006	$30,071		7.33%
2007	370,103	(3)	5.60%
2008	4,557		6.22%
2009	75,901		5.50%
2010	188,267		7.67%
2011 and thereafter	371,049		5.60%

	$1,039,948

Debt Statistics

	Three months ended
	March 31,
	2006		2005
Interest coverage ratio (4)(5)	2.5	x	2.1	x
Fixed charge coverage ratio (4)(6)	2.2	x	1.9	x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	41.5%		45.9%
Total debt and preferred equity as % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	45.2%		49.6%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended March 31, 2005 are based on the debt outstanding for that period.

(2)	The Company has an interest rate cap arrangement that limits the Company’s exposure to increases in the base rate to 5.00 percent.

(3)	Includes outstanding balances on lines of credit of $211,910 maturing in 2007. The Company’s unsecured line of credit facilities were refinanced in April 2006 and the maturity date was extended to April 2010.

(4)	Calculated for the three months ended March 31, 2006 and 2005.

(5)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 29.

(6)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 29.

(7)	A computation of the debt ratios is included in Table 5 on page 30.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Financial Debt Covenants — Senior Unsecured Public Notes

Covenant requirement (1)	As of March 31, 2006
Consolidated Debt to Total Assets cannot exceed 60%	40%
Secured Debt to Total Assets cannot exceed 40%	15%
Total Unencumbered Assets to Unsecured Debt must be at least 1.50/1	3.02	x
Consolidated Income Available for Debt Service Charge must be at least 1.50/1	2.53	x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

	As of
	March 31, 2006
Ratio of Consolidated Debt to Total Assets

Consolidated debt, per balance sheet (A)	$1,039,948

Total assets, as defined (B) (Table A)	$2,589,265

Computed ratio (A÷B)	40%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Secured conventional fixed rate notes	$364,543
Secured tax exempt variable rate notes	28,495

Total secured debt (C)	$393,038

Computed ratio (C÷B)	15%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,039,948
Total secured debt (C)	(393,038)

Total unsecured debt (D)	$646,910

Total unencumbered assets, as defined (E) (Table A)	$1,954,834

Computed ratio (E÷D)	3.02	x

Required minimum ratio	1.50	x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$144,872

Annual Debt Service Charge, as defined (G) (Table B)	$57,220

Computed ratio (F÷G) (2)	2.53	x

Required minimum ratio	1.50	x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A
Calculation of Total Assets and Total Unencumbered Assets for Public
     Debt Covenant Computations

As of
March 31, 2006
Total real estate assets	$1,981,494

Add:
Investments in unconsolidated real estate entities	23,342
Accumulated depreciation	515,942
Accumulated depreciation on assets held for sale	18,109
Other tangible assets (cash, restricted cash, other assets, exclusive of receivables)	50,378

Total assets for public debt covenant computations	2,589,265
Less:
Encumbered real estate assets	634,431

Total unencumbered assets for public debt covenant computations	$1,954,834

Table B
Calculation of Consolidated Income Available for Debt Service and
   Annual Debt Service Charge for Public Debt Covenant Computations (1)

Three months ended
March 31, 2006
Consolidated income available for debt service

Net income	$4,801
Add:
Minority interests	72
Provision for income taxes	—

Income before minority interest and provision for income taxes	4,873

Add:
Depreciation	16,674
Depreciation (company share) of assets held in unconsolidated entities	225
Depreciation of discontinued operations	781
Amortization of deferred financing costs	935
Interest expense	13,432
Interest expense (company share) of assets held in unconsolidated entities	258
Interest expense of discontinued operations	615
Less:
Gains on sales of real estate assets – discontinued operations	(401)
Gains on sales of real estate assets – unconsolidated entities	(25)
Other income	(1,149)

Consolidated income available for debt service	$36,218

Consolidated income available for debt service (annualized)	$144,872

Annual debt service charge

Consolidated interest expense	$13,432
Interest expense (company share) of assets held in unconsolidated entities	258
Interest expense of discontinued operations	615

$14,305

Annual debt service charge (interest expense annualized)	$57,220

(1)	The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2006 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Post Properties, Inc.
Summary Of Communities Under Construction

			Amount			Estimated
		Estimated	Spent	Quarter of	Quarter of	Quarter of		Estimated	Units
	Number	Construction	as of	Construction	First Units	Stabilized	Units	Quarter	Under	Units
Metropolitan Area	of Units	Cost	03/31/2006	Start	Available	Occupancy (1)	Leased	Sell-out	Contract	Closed
		($ in millions)	($ in millions)
Construction/Lease-up

Apartments:
Post Carlyle™	205	$56.5	$34.6	4Q 2004	3Q 2006	3Q 2007	—	N/A	N/A	N/A
Post Alexander™	307	62.0	8.8	2Q 2006	1Q 2008	1Q 2009	—	N/A	N/A	N/A

Total Apartments	512	$118.5	$43.4				—

Weighted average projected property net operating income as a % of total estimated construction cost (3)	6.25% - 6.75%

Condominiums:
The Condominiums at Carlyle Square™ (2)	145	$43.2	$22.9	4Q 2004	4Q 2006	N/A	N/A	3Q 2007	91	—
Mercer Square™	85	17.0	2.6	2Q 2006	3Q 2007	N/A	N/A	2Q 2008	—	—

Total Condominiums	230	$60.2	$25.5						91	—

Weighted average projected pre-tax profit as a % of total estimated construction cost (4)	> 20%

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	The condominium component of the project, consisting of 145 units, is being developed in a majority owned joint venture with a Washington D.C. based developer. As of April 24, 2006, the Company has 91 units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

(3)	The calculation represents the aggregate projected unlevered property net operating income to be earned by the apartment communities in their first year of stabilized operations (after deducting a 3% management fee and a $300 per unit capital reserve) divided by aggregate estimated construction costs of the apartment communities. The Company uses property net operating income as a management tool to measure the operating performance of its apartment communities.

(4)	The Company defines “pre-tax profit” to equal projected net revenues from condominium activities less projected costs and expenses from condominium activities before the impact of income tax expense.

Post Properties, Inc.
Summary Of Communities Under Rehabilitation
(Dollars in thousands, except per square foot)

					Average Monthly Rental		Property NOI			Number of Units
					Rate Per Sq. Ft. (1)		For the Fiscal	Undepreciated	Projected	As of March 31, 2006
				Average	Actual	Projected	Year Preceding	Book Value	Total
		Year	Total	Sq. Ft.	Prior to	After	The Start of	Prior to	Rehabilitation		Out
Project	Location	Completed	Units	Per Unit (1)	Rehabilitation	Rehabilitation	Rehabilitation	Rehabilitation	Capital Cost (2)	Completed	of Service
Post Chastain®	Atlanta, GA	1990	558	867	$1.09	$1.29	$3,693	$48,133	$15,900	—	10
Post Worthington™	Dallas, GA	1993	332	819	$1.32	$1.58	$2,384	41,139	9,500	—	48

			890					$89,272	$25,400	—	58

	Rehabilitation Cost Incurred in						Projected
	The three months ended			Rehabilitation Capital Cost Incurred			Remaining
	March 31, 2006			As of March 31, 2006			Rehabilitation		Projected	Projected
	Revenue-	Non-Revenue-	Total	Revenue-	Non-Revenue-	Total	Capital Cost	Quarter of	Quarter of	Quarter of
	Generating	Generating	Capital	Generating	Generating	Capital	To be	Rehabilitation	Rehabilitation	Re-Stabilized
Project	Capital Cost	Capital Cost	Cost	Capital Cost	Capital Cost	Cost	Incurred	Start	Completion	Occupancy
Post Chastain®	$102	$—	$102	$102	$—	$102	$15,798	2Q 2006	2Q 2008	3Q 2008
Post Worthington™	763	—	763	763	—	763	8,737	1Q 2006	2Q 2007	3Q 2007

	$865	$—	$865	$865	$—	$865	$24,535

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Includes approximately $2,600 of projected non-revenue generating capital costs.

Post Properties, Inc.
Summary Of Condominium Conversion Projects
(Dollars in thousands)

					Average
		Year	Sale	Total	Unit	Project Transfer
Project	Location	Completed	Start Date	Units	Sq. Ft. (1)	Price (2)
588™	Dallas, TX	2000	Q1 2005	127	1,470	$20,274
The Peachtree Residences™ (4)	Atlanta, GA	2001	Q2 2005	121	1,340	30,190
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	1,036	37,000
RISE™	Houston, TX	2000	Q2 2006	143	1,407	26,250
Hyde Park Walk™	Tampa, FL	1997	Q2 2005	134	890	16,755

	Units (3)
		Available			Three months ended			Three months ended
		For Sale			March 31, 2006			March 31, 2005
						Gross	FFO		Gross	FFO
		Units	Under		Units	Sales	Incremental	Units	Sales	Incremental
Project	Total	Closed	Contract	Available	Closed	Price	Gain on Sale(5)(6)	Closed	Price	Gain on Sale(5)(6)
588™	127	117	5	5	12	$2,996	$401	18	$3,506	$358
The Peachtree Residences™ (4)	121	64	9	48	13	4,086	(48)	—	—	—
Harbour Place City Homes™	206	10	72	124	—	—	—	—	—	—
RISE™	143	1	4	138	—	—	—	—	—	—
Hyde Park Walk™	134	134	—	—	—	—	—	—	—	—

	731	326	90	315	25	$7,082	$353	18	$3,506	$358

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Unit status is as of April 24, 2006. There can be no assurance that condominium units under contract will close.

(4)	The Peachtree Residences™ is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO, represents gross amounts at the unconsolidated entity level.

(5)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the “transfer price” as described in Note 2 above.

(6)	Excludes the impact of income tax expense (benefit) attributable to gains on condominium sales.

Post Properties, Inc.
Community Acquisition and Disposition Summary

			Gross Amount	Gross
Property Name/Period	Location	Year Built	Per Unit	Amount
Acquisitions

Q2 2005
Post Ballantyne	Charlotte, NC	2004	$116,771	$37,250,000

2005 YTD Total				$37,250,000

Weighted Average Cap Rate – Acquisitions – 2005				5.6	%(1)

Q1 2006
Post Barton Creek	Austin, TX	1998	$166,875	$26,700,000
Post Park Mesa	Austin, TX	1992	$132,095	19,550,000

2006 YTD Total				$46,250,000

Weighted Average Cap Rate – Acquisitions – 2006				4.5	%(2)

Dispositions

Q2 2005
Post American Beauty Mill™	Dallas, TX	1998	$63,125
Post Bennie Dillon™	Nashville, TN	1999	$119,767
Post Corners®	Atlanta, GA	1986	$63,696
Post Walk®	Atlanta, GA	1984-1987	$88,445
Post White Rock®	Dallas, TX	1988	$59,420	$99,050,000

Q3 2005
Post Village®	Atlanta, GA	1983-1988	$76,237	$132,500,000

2005 YTD Total				$231,550,000

Weighted Average Cap Rate – Dispositions – 2005				5.9	%(3)

(1)	Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million relating to closing costs, reimbursement of a fee to terminate a loan commitment that a seller had previously entered into in connection with the community and other amounts it plans to spend to improve the community for total capitalized costs of approximately $39.3 million.

(2)	Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $1.2 million to improve these communities for total capitalized costs of approximately $47.5 million.

(3)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred all interior and exterior painting of communities.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community development improvements and other capitalized expenditures for the three months ended March 31, 2006 and 2005 is detailed below.

	Three months ended
	March 31,
	2006	2005
Development and acquisition expenditures	$101,081	$14,987
Non-recurring capital expenditures
Community rehabilitations and other revenue generating improvements (1)	865	—
Other community additions and improvements (2)	723	902
Recurring capital expenditures
Carpet replacements and other community additions and improvements (3)	2,054	1,958
Corporate additions and improvements	495	701

	$105,218	$18,548

Other Data
Capitalized interest	$1,832	$367

Capitalized development costs and fees (4)	$264	$250

(1)	Represents expenditures for major community rehabilitations and other unit upgrade costs that enhance the rental value of such units.

(2)	Represents community improvement expenditures that generally occur less frequently than on an annual basis.

(3)	Represents community improvement expenditures of a type that are expected to be incurred on an annual basis.

(4)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company holds investments in three individual limited liability companies (the “Property LLCs”) with an institutional investor. Two of the Property LLCs own single apartment communities. The third Property LLC is converting its apartment community, originally containing 121 units, into for-sale condominiums. The Company holds a 35% equity interest in the Property LLCs.
The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company’s investment over its equity in the underlying net assets of the Property LLCs was approximately $5,966 at March 31, 2006. The excess investment related to Property LLCs holding apartment communities is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The excess investment of approximately $515 at March 31, 2006 related to the Property LLC holding the condominium conversion community will be recognized as additional cost of sales as the underlying condominiums are sold. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.
The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate was as follows:

	March 31,	December 31,
Balance Sheet Data	2006	2005
Real estate assets, net of accumulated depreciation of $8,992 and $8,349, respectively	$95,401	$96,000
Assets held for sale, net (1)	15,176	17,715
Cash and other	1,620	1,770

Total assets	$112,197	$115,485

Mortgage notes payable	$66,999	$66,999
Mortgage notes payable to Company	2,934	5,967
Other liabilities	1,047	996

Total liabilities	70,980	73,962
Members’ equity	41,217	41,523

Total liabilities and members’ equity	$112,197	$115,485

Company’s equity investment	$20,408	$20,647

(1)	Includes one community, originally containing 121 units, being converted into condominiums through a taxable REIT subsidiary.

	Three months ended
	March 31,
Income Statement Data	2006	2005
Revenue
Rental	$2,789	$2,640
Other property revenues	233	185

Total revenues	3,022	2,825

Expenses
Property operating and maintenance	986	910
Depreciation and amortization	658	653
Interest	688	688

Total expenses	2,332	2,251

Income from continuing operations	690	574

Discontinued Operations
Loss from discontinued operations	(163)	(117)
Gains on sales of real estate assets	397	—
Loss on early extinguishment of debt	—	(273)

Income (loss) from discontinued operations	234	(390)

Net income	$924	$184

Company’s share of net income	$312	$147

For the three months ended March 31, 2006, gains on sales of real estate assets represents net gains of $397 from condominium sales at the condominium conversion community held by one of the Property LLCs. There were no condominium sales at this conversion community in the three months ended March 31, 2005. A summary of revenues and costs and expenses of condominium activities for the three months ended March 31, 2006 was as follows:

Three months ended
March 31, 2006
Condominium revenues, net	$3,726
Condominium costs and expenses	(3,329)

Gains on condominium sales	$397

At March 31, 2006, mortgage notes payable include a $49,999 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage note payable totaling $17,000 bears interest at a rate of 4.04% and matures in 2008.
In March 2005, one of the Property LLCs elected to convert its apartment community into for-sale condominiums. As a result of its decision to sell the community through the condominium conversion process, the Property LLC prepaid its third party mortgage note payable of $16,392 through secured borrowings from the Company. The Property LLC incurred debt prepayment costs and expenses associated with the write-off of unamortized deferred financing costs totaling $273 in March 2005. The mortgage note payable to the Company has a fixed rate component ($16,392) bearing interest at 4.28% and a variable rate component bearing interest at LIBOR at 1.90%. At March 31, 2006, the mortgage note payable had an outstanding balance of $2,934. This note is repayable from the proceeds of condominium sales and matures in February 2008.

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value (“NAV”). In addition, the Company believes that investors and analysts use similar measures in estimating the Company’s NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended March 31, 2006 for properties stabilized by the beginning of the quarter ended March 31, 2006 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended March 31, 2006 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company’s assets over time and provide a useful measure for analyzing the Company’s trading price on the New York Stock Exchange.
Financial Data
(In thousands)

	Three months ended			As
	March 31, 2006	Adjustments		Adjusted
Income Statement Data
Rental revenues	$70,062	$(720	)(1)	$69,342
Other property revenues	4,066	(18	)(1)	4,048

Total rental and other revenues (A)	74,128	(738)		73,390
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	34,078	(6,120	)(1)	27,958

Property net operating income (Table 1) (A-B)	$40,050	$(5,382)		$45,432

Apartment units represented	22,057	(1,174	)(2)	20,883

	As of			As
	March 31, 2006	Adjustments		Adjusted
Other Asset Data
Cash & equivalents	$9,765	$—		$9,765
Construction in progress and real estate assets acquired, at cost (3)	68,935	46,443	(3)	115,378
Land held for future development	89,613	—		89,613
For-sale condominiums and assets held for sale	130,741	(82,013	)(4)	48,728
Investments in and advances to unconsolidated real estate entities (including mortgage loans receivable) (5)	23,342	(20,408	)(5)	2,934
Other assets (6)	40,613	—		40,613
Cash and other assets of unconsolidated real estate entities	1,620	(1,053	)(7)	567

	$364,629	$(57,031)		$307,598

Other Liability Data
Tax-exempt debt	$28,495	$—		$28,495
Other notes payable	1,011,453	—		1,011,453
Other liabilities (8)	99,670	(1,561	)(8)	98,109
Total liabilities of unconsolidated real estate entities (9)	70,980	(46,137	)(9)	24,843

	$1,210,598	$(47,698)		$1,162,900

Other Data
Liquidation value of preferred shares	95,000	—		95,000

Common shares outstanding	42,868	—		42,868
Common units outstanding	919	—		919

(1)	The adjustments include additions for the Company’s 35% share of rental revenues ($976) and other property revenues ($82) and property operating and maintenance expenses (excluding depreciation and amortization) ($345) from Post Biltmore and Post Massachusetts Avenue (properties accounted for on the equity method of accounting). The adjustments include additions for rental revenues ($1,934) and other revenues ($217) and property operating and maintenance expenses ($766) from Post Uptown Square™, a community classified as held for sale and included in discontinued operations. The adjustments reflect a reduction for rental revenues ($346) and other revenues ($9) and property operating and maintenance expenses ($159) generated by Post Barton Creek™ and Post Park Mesa™, two communities acquired during the three months ended March 31, 2006. In addition, the adjustments reflect a reduction of rental revenues ($1,136) and other revenues ($40) and property and operating maintenance expenses (excluding depreciation and amortization) ($525) generated by the Harbour Place City Homes™ and RISE™ units being converted to condominiums. Also, the adjustments reflect a reduction of rental revenues ($2,148) and other revenues ($268) and property operating and maintenance expenses (excluding depreciation and amortization) ($2,413) relating to the Company’s corporate apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($3,825) and the impact of straight-lining long-term ground lease expense ($309).

(2)	The adjustment reflects a reduction for 512 units currently under construction at Post Carlyle and Post Alexander, a reduction for 65% of the 545 units held in Post Biltmore and Post Massachusetts Avenue (two unconsolidated entities) (a 354 unit reduction) to adjust the units held in unconsolidated entities to the Company’s 35% share of the units and a reduction for 308 units acquired in the three months ended March 31, 2006.

(3)	The “As of March 31, 2006” amount represents the construction in progress balance per the Company’s balance sheet. The adjustment equals the aggregate cost investment in two acquisition properties that were not included in operating results for the full first quarter of 2006 (Post Barton Creek™ and Post Park Mesa™).

(4)	The adjustment reflects a reduction for the depreciated book value of Post Uptown Square™, a community classified as held for sale and included in discontinued operations and an increase for its 35% share of the book value of its unconsolidated condominium conversion asset (Post Peachtree™). The “As Adjusted” amount represents the book value of its wholly-owned condo conversion assets (588™, Harbour Place City Homes™ and RISE™) and its 35% share of the book value of its unconsolidated condominium conversion asset (Post Peachtree™).

(5)	The “As of March 31, 2006” amount represents the Company’s investment in and advances to unconsolidated entities. The adjustment reflects the Company’s equity investments in unconsolidated entities. The “As Adjusted” amount represents a mortgage loan receivable from an unconsolidated entity.

(6)	These amounts consist of restricted cash and other assets, per the Company’s balance sheet.

(7)	The “As of March 31, 2006” amount represents cash and other assets of unconsolidated entities. The adjustment includes a reduction for the venture partners’ 65% share of cash and other assets ($1,053) of unconsolidated entities. The “As Adjusted” amount represents the Company’s 35% share of the cash and other assets of unconsolidated entities.

(8)	The “As of March 31, 2006” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

(9)	The “As of March 31, 2006” amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner’s 65% share of liabilities of unconsolidated entities. The “As Adjusted” amount represents the Company’s 35% share of liabilities of unconsolidated entities.
Computation of Implied Portfolio Capitalization Rate
(In thousands)

	Three months ended
Calculation of Adjusted Property Net Operating Income	March 31, 2006
Total rental and other revenues	$73,390	(a)
Property operating & maintenance expenses (excluding depreciation and amortization)	(27,958	)(a)

Property net operating income	45,432
Adjustments to property net operating income
Assumed property management fee (calculated at 3% of revenues)	(2,202)
Assumed property capital expenditure reserve ($300 per unit per year based on 20,883 units)	(1,566)

Property net operating income, adjusted for assumed management fee and assumed capital expenditures	$41,664

Property net operating income, adjusted for assumed management fee and assumed capital expenditures (annualized) (A)	$166,656

	As of
Calculation of Implied Market Value of Company Gross Assets	March 31, 2006
Implied market value of common shares and units	$1,948,522	(b)
Other assets, as adjusted	(307,598	)(a)
Other liabilities, as adjusted	1,162,900	(a)
Preferred stock, at liquidation value	95,000	(a)

Implied market value of Company gross assets (B)	$2,898,824

Implied Portfolio Capitalization Rate, based on company’s stock price as of March 31, 2006 (A÷B)	5.7%

(a)	Represents amounts in the “as adjusted” column from the Financial Data table reflected above.

(b)	Calculated as follows:

Common shares and units outstanding at March 31, 2006	43,787
Per share market value of common stock at March 31, 2006	$44.50

Implied market value of common shares and units at March 31, 2006	$1,948,522

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures, FFO and AFFO excluding certain accounting charges, certain debt statistics and ratios and economic gains (losses) on property sales. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store recurring and non-recurring capital expenditures as cash flow measures. Same store recurring and non-recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store recurring and non-recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store recurring and non-recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store recurring and non-recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “recurring capital expenditures” and “non-recurring capital expenditures.”
FFO and AFFO Excluding Certain Charges — The Company uses FFO and AFFO excluding certain items and charges, such as gains on the sale of technology investment as operating measures. The Company reports FFO and AFFO excluding certain items and charges as alternative financial measures of core operating performance. The Company believes FFO and AFFO before certain items and charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such items and charges. The Company further believes that the gains on sale of the technology investment recorded in 2005 were not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. In addition to the foregoing, the Company believes the investment and analyst communities desire to understand the meaningful components of the Company’s performance and that these non-GAAP measures assist in providing such supplemental measures. The Company believes that the most directly comparable GAAP financial measures to each of FFO and AFFO, excluding certain items and charges, is the line on the Company’s consolidated statements of operations entitled “net income (loss) available to common shareholders.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)
(Unaudited)

	Three months ended
	March 31,	March 31,	December 31,
	2006	2005	2005
Total same store NOI	$39,043	$36,433	$40,004
Property NOI from other operating segments	1,007	390	1,698

Consolidated property NOI	40,050	36,823	41,702
Add (subtract):
Other revenues	65	71	59
Interest income	120	165	78
Minority interest in consolidated property partnerships	(29)	113	28
Depreciation	(16,674)	(18,364)	(17,183)
Interest expense	(13,432)	(14,998)	(12,986)
Amortization of deferred financing costs	(935)	(1,688)	(954)
General and administrative	(4,426)	(4,390)	(4,799)
Investment, development and other expenses	(1,708)	(1,530)	(1,136)
Severance charges	—	—	(796)
Equity in income of unconsolidated entities	312	147	472
Other income	1,149	5,267	—
Minority interest of common unitholders	(63)	17	(146)

Income from continuing operations	4,429	1,633	4,339
Income from discontinued operations	372	3,043	1,247

Net income	$4,801	$4,676	$5,586

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three months ended,					1Q ’06
	March 31,	March 31,	December 31,	1Q ‘06	4Q ‘05	% Same
	2006	2005	2005	% change	% change	Store NOI
Rental and other revenues
Atlanta	$27,232	$26,440	$27,449	3.0%	(0.8)%
Dallas	10,827	10,288	10,842	5.2%	(0.1)%
Tampa	6,817	6,293	6,598	8.3%	3.3%
Washington, DC	8,109	7,703	8,035	5.3%	0.9%
Charlotte	3,459	3,168	3,399	9.2%	1.8%
Houston	2,658	2,441	2,613	8.9%	1.7%
New York	3,246	2,965	3,203	9.5%	1.3%
Orlando	991	902	976	9.9%	1.5%

Total rental and other revenues	63,339	60,200	63,115	5.2%	0.4%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	10,168	10,030	9,665	1.4%	5.2%
Dallas	4,924	4,715	4,843	4.4%	1.7%
Tampa	2,511	2,530	2,498	(0.8)%	0.5%
Washington, DC	2,782	2,775	2,548	0.3%	9.2%
Charlotte	1,088	1,063	995	2.4%	9.3%
Houston	1,286	1,269	1,158	1.3%	11.1%
New York	1,130	962	985	17.5%	14.7%
Orlando	407	423	419	(3.8)%	(2.9)%

Total	24,296	23,767	23,111	2.2%	5.1%

Net operating income
Atlanta	17,064	16,410	17,784	4.0%	(4.0)%	43.8%
Dallas	5,903	5,573	5,999	5.9%	(1.6)%	15.1%
Tampa	4,306	3,763	4,100	14.4%	5.0%	11.0%
Washington, DC	5,327	4,928	5,487	8.1%	(2.9)%	13.6%
Charlotte	2,371	2,105	2,404	12.6%	(1.4)%	6.1%
Houston	1,372	1,172	1,455	17.1%	(5.7)%	3.5%
New York	2,116	2,003	2,218	5.6%	(4.6)%	5.4%
Orlando	584	479	557	21.9%	4.8%	1.5%

Total same store NOI	$39,043	$36,433	$40,004	7.2%	(2.4)%	100.0%

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended
	March 31,
	2006	2005
Recurring capital expenditures by operating segment
Same store	$1,955	$1,489
Partially stabilized	—	—
Construction and lease-up	67	123
Other segments	32	346

Total recurring capital expenditures per statements of cash flows	$2,054	$1,958

Non-recurring capital expenditures by operating segment
Same store	$413	$480
Partially stabilized	—	—
Construction and lease-up	17	113
Other segments	293	309

Total non-recurring capital expenditures per statements of cash flows	$723	$902

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Three months ended
	March 31,
	2006		2005
Income from continuing operations	$4,429		$1,633

Minority interest of common unitholders	63		(17)
Other income	(1,149)		(5,267)
Gains on sales of real estate assets – unconsolidated entities	(25)		—
Depreciation expense	16,674		18,364
Depreciation (company share) of assets held in unconsolidated entities	225		297
Interest expense	13,432		14,998
Interest expense (company share) of assets held in unconsolidated entities	258		301
Amortization of deferred financing costs	935		1,688

Income available for debt service (A)	$34,842		$31,997

Interest expense	$13,432		$14,998
Interest expense (company share) of assets held in unconsolidated entities	258		301

Interest expense for purposes of computation (B)	13,690		15,299
Dividends and distributions to preferred shareholders and unitholders	1,909		1,909

Fixed charges for purposes of computation (C)	$15,599		$17,208

Interest coverage ratio (A÷B)	2.5	x	2.1	x

Fixed charge coverage ratio (A÷C)	2.2	x	1.9	x

Table 5
Computation of Debt Ratios
(In thousands)

	As of March 31,
	2006	2005
Total real estate assets per balance sheet	$1,981,494	$1,973,778
Plus:
Company share of real estate assets held in unconsolidated entities	38,702	43,287
Company share of accumulated depreciation – assets held in unconsolidated entities	3,147	2,250
Accumulated depreciation per balance sheet	515,942	470,721
Accumulated depreciation on assets held for sale	18,109	69,537

Total undepreciated real estate assets (A)	$2,557,394	$2,559,573

Total debt per balance sheet	$1,039,948	$1,161,240
Plus:
Company share of third party debt held in unconsolidated entities	23,450	23,450
Less:
Joint venture partners’ share of mortgage debt of the company	(1,907)	(11,047)

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,061,491	$1,173,643

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	41.5%	45.9%

Total debt per balance sheet	$1,039,948	$1,161,240
Plus:
Company share of third party debt held in unconsolidated entities	23,450	23,450
Preferred shares at liquidation value	95,000	95,000
Less:
Joint venture partners’ share of mortgage debt of the company	(1,907)	(11,047)

Total debt and preferred equity (adjusted for joint venture partner’s share of debt) (C)	$1,156,491	$1,268,643

Total debt and preferred equity as a % of undepreciated assets (adjusted for joint venture partners’ share of debt) (C÷A)	45.2%	49.6%

Table 6
Calculation of Company Undepreciated Book Value Per Share
(In thousands)

March 31,
2006
Total shareholders’ equity, per balance sheet	$908,889
Plus:
Accumulated depreciation, per balance sheet	515,942
Accumulated depreciation held for sale assets, per balance sheet	18,109
Minority interest of common unitholders in Operating Partnership, per balance sheet	17,522
Less:
Deferred charges, net, per balance sheet	(10,815)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,354,647

Total common shares and units (B)	43,787

Company undepreciated book value per share (A÷B)	$30.94